  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1997
                                   REGISTRATION NOS. 333-22733 AND 333-22733-01
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
  BANKERS TRUST NEW YORK CORPORATION             BT CAPITAL TRUST B
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)                    IN ITS TRUST AGREEMENT)
               NEW YORK                               DELAWARE
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)
                 6712                                   6719
     (PRIMARY STANDARD INDUSTRIAL           (PRIMARY STANDARD INDUSTRIAL
      CLASSIFICATION CODE NUMBER)            CLASSIFICATION CODE NUMBER)
              13-6180473                             APPLIED FOR
    (I.R.S. EMPLOYER IDENTIFICATION        (I.R.S. EMPLOYER IDENTIFICATION
                NUMBER)                                NUMBER)
                                       C/O BANKERS TRUST NEW YORK CORPORATION
          130 LIBERTY STREET                     130 LIBERTY STREET
       NEW YORK, NEW YORK 10006               NEW YORK, NEW YORK 10006
            (212) 250-2500                         (212) 250-2500
   (ADDRESS, INCLUDING ZIP CODE, AND      (ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE, TELEPHONE NUMBER, INCLUDING AREA CODE,
  OF REGISTRANT'S PRINCIPAL EXECUTIVE    OF REGISTRANT'S PRINCIPAL EXECUTIVE
               OFFICES)                               OFFICES)

                                ---------------
                          GORDON S. CALDER, JR., ESQ.
                            MELVIN A. YELLIN, ESQ.
                      BANKERS TRUST NEW YORK CORPORATION
                              130 LIBERTY STREET
                           NEW YORK, NEW YORK 10006
                                (212) 250-2500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                WITH A COPY TO:
                         ROBERT E. BUCKHOLZ, JR., ESQ.
                              SULLIVAN & CROMWELL
                               125 BROAD STREET
                           NEW YORK, NEW YORK 10004
                                (212) 558-4000
                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As promptly as practicable after the effective date of this Registration
                                  Statement.
                                ---------------
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                            PROPOSED
                                             PROPOSED        MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT         MAXIMUM        AGGREGATE     AMOUNT OF
    SECURITIES TO BE           TO BE      OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED         REGISTERED (1)   PER UNIT(2)      PRICE(2)         FEE
-------------------------------------------------------------------------------------
7.90% Junior
 Subordinated Deferrable
 Interest Debentures,
 Series B1 of Bankers
 Trust New York
 Corporation (2).......    $250,000,000     $1,000.00     $250,000,000       N/A
-------------------------------------------------------------------------------------
7.90% Capital
 Securities, Series B1
 of BT Capital Trust B
 (3)...................       250,000       $1,000.00     $250,000,000     $75,758
-------------------------------------------------------------------------------------
Guarantee of Bankers
 Trust New York
 Corporation
 with respect to 7.90%
 Capital Securities,
 Series B1 (3)(4)......         N/A            N/A             N/A           N/A
-------------------------------------------------------------------------------------
Total .................   $250,000,000(5)      100%      $250,000,000(5)   $75,758

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(1) Estimated solely for the purpose of computing the registration fee.
(2) The 7.90% Junior Subordinated Deferrable Interest Debentures, Series B1 will be purchased by BT Capital Trust B with the proceeds of the sale of the 7.90% Capital Securities, Series B1. No separate consideration will be received from purchasers of 7.90% Capital Securities, Series B1 for the
  7.90% Junior Subordinated Deferrable Interest Debentures, Series B1.
(3) This Registration Statement is deemed to cover the 7.90% Junior Subordinated Deferrable Interest Debentures, Series B1 of Bankers Trust New York Corporation, the rights of holders of 7.90% Junior Subordinated Deferrable Interest Debentures, Series B1 under the related Indenture, the rights of holders of 7.90% Capital Securities, Series B1 of BT Capital Trust B under the Trust Agreement of BT Capital Trust B, and the rights of holders of the 7.90% Capital Securities, Series B1 under the Guarantee of Bankers Trust New York Corporation, which taken together with the Expense Agreement entered into by Bankers Trust New York Corporation, fully and unconditionally guarantee the obligations of BT Capital Trust B under the 7.90% Capital Securities, Series B1.
(4) No separate consideration will be received for the Bankers Trust New York Corporation Guarantee.
(5) Such amounts represent the aggregate liquidation amount of 7.90% Capital Securities, Series B1 to be issued and exchanged hereunder and the principal amount of 7.90% Junior Subordinated Deferrable Interest Debentures, Series
  B1 that may be distributed upon liquidation of BT Capital Trust B.
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
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

  CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN THE PROSPECTUS OF THE RESPONSES TO THE ITEMS OF PART I OF FORM S-4

 FORM S-4 ITEM                                   LOCATION IN PROSPECTUS
 -------------                                   ----------------------
  1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus...   Outside Front Cover Page;
                                                 Facing Page
  2. Inside Front and Outside Back Cover Pages
     of Prospectus............................   Available Information; Outside
                                                 Back Cover Page
  3. Risk Factors, Ratio of Earnings to Fixed
     Charges, and Other Information...........   Risk Factors; Bankers Trust New
                                                 York Corporation
  4. Terms of the Transaction.................   Outside Front Cover Page;
                                                 Summary; Bankers Trust New York
                                                 Corporation; BT Capital Trust
                                                 B; Use of Proceeds;
                                                 Capitalization; Accounting
                                                 Treatment; The Exchange Offer;
                                                 Description of New Securities;
                                                 Relationship Among the New
                                                 Capital Securities, the New
                                                 Junior Subordinated Debentures,
                                                 the New Guarantee and the New
                                                 Expense Agreement; Description
                                                 of Old Securities; Certain
                                                 Federal Income Tax
                                                 Consequences; Certain ERISA
                                                 Considerations; Plan of
                                                 Distribution
  5. Pro Forma Financial Information..........   Incorporation of Certain
                                                 Documents by Reference;
                                                 Capitalization
  6. Material Contracts With the Company Being
     Acquired.................................   Outside Front Cover; The
                                                 Exchange Offer
  7. Additional Information Required for
     Reoffering by Persons and Parties Deemed
     to be Underwriters.......................                  *
  8. Interests of Named Experts and Counsel...   Validity of New Securities;
                                                 Experts
  9. Disclosure of Commission Position on
     Indemnification For Securities Act
     Liabilities..............................                  *
 10. Information With Respect to S-3
     Registrants..............................   Available Information;
                                                 Incorporation of Certain
                                                 Documents by Reference;
                                                 Summary; Bankers Trust New York
                                                 Corporation
 11. Incorporation of Certain Information by
     Reference................................   Incorporation of Certain
                                                 Documents by Reference
 12. Information With Respect to S-2 or S-3
     Registrants..............................                  *
 13. Incorporation of Certain Information by
     Reference................................                  *
 14. Information With Respect to Registrants
     Other Than S-3 or S-2 Registrants........   Available Information; BT
                                                 Capital Trust B
 15. Information With Respect to S-3
     Companies................................                  *
 16. Information With Respect to S-2 or S-3
     Companies................................                  *
 17. Information With Respect to Companies
     Other Than S-2 or S-3 Companies..........                  *
 18. Information if Proxies, Consents or
     Authorizations Are to be Solicited.......                  *
 19. Information if Proxies, Consents or
     Authorizations Are Not to be Solicited,
     or in an Exchange Offer..................   Incorporation of Certain
                                                 Documents by Reference

--------
* Not Applicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS      SUBJECT TO COMPLETION, DATED MARCH 18, 1997
                                  $250,000,000

                               BT CAPITAL TRUST B
   OFFER TO EXCHANGE ITS 7.90% CAPITAL SECURITIES, SERIES B1 WHICH HAVE BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY
  AND ALL OF THE OUTSTANDING 7.90% CAPITAL SECURITIES, SERIES A1 OF BT CAPITAL
                                    TRUST A

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                    [LOGO]BANKERS TRUST NEW YORK CORPORATION

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
              CITY TIME, ON APRIL 17, 1997, UNLESS EXTENDED.

                                ---------------

  Bankers Trust New York Corporation, a New York corporation (the "Corporation"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $250,000,000 aggregate Liquidation Amount (as defined herein) of the 7.90% Capital Securities, Series B1 (Liquidation Amount $1,000 per Capital Security) (the "New Capital Securities") of BT Capital Trust B, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of the outstanding 7.90% Capital Securities, Series A1 (Liquidation Amount $1,000 per Capital Security) (the "Old Capital Securities") of BT Capital Trust A, a statutory business trust created under the laws of the State of Delaware (the "Old Issuer Trust"), of which $250,000,000 aggregate Liquidation Amount is outstanding. The New Capital Securities will have the benefit of the New Guarantee (as defined herein) of the Corporation, which will be identical in all material respects (except as described herein) to the guarantee agreement relating to the Old Capital Securities (the "Old Guarantee"). The Issuer Trust will hold 7.90% Junior Subordinated Deferrable Interest Debentures, Series B1, of the Corporation (the "New Junior Subordinated Debentures"), in an aggregate principal amount equal to the aggregate Liquidation Amount of the New Trust Securities (as defined herein) issued pursuant to the Exchange Offer, which will be identical in all material respects (except as described herein) to the Corporation's 7.90% Junior Subordinated Deferrable Interest Debentures, Series A1 (the "Old Junior Subordinated Debentures"), of which $257,732,000 aggregate principal amount is outstanding. The New Guarantee and the New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the rate at which Distributions (as defined herein) accumulate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Old Issuer
Trust under the Exchange and Registration Rights Agreement, dated as of January 16, 1997 (the "Registration Rights Agreement"), among the Corporation, the Old Issuer Trust and the Initial Purchaser (as defined herein) of the Old Capital Securities.
                                                        (Continued on next page)

                               -----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

                               -----------------

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               -----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

              The date of this Prospectus is March 18, 1997.

(cover page continued)
  The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust. The Corporation will initially be the holder of all the common undivided beneficial interests in the assets of the Issuer Trust ("New Common Securities" and, collectively with the New Capital Securities, the "New Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the New Trust Securities and holding the New Junior Subordinated Debentures, and engaging in only those activities necessary or incidental thereto. The New Junior Subordinated Debentures will mature on January 15, 2027 (the "Stated Maturity"). The New Capital Securities will have a preference under certain circumstances over the New Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities-- Description of New Capital Securities--Subordination of New Common Securities."

  Except as described herein, the New Capital Securities will be represented by global New Capital Securities to be deposited with a custodian for and registered in the name of a nominee for The Depository Trust Company ("DTC"). Beneficial interests in the global New Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Beneficial interests in such New Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The New Capital Securities will be issued, and may be held or transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). Accordingly, any holder must own at least 100 New Capital Securities. See "Description of New Securities-- Description of New Capital Securities--Book-Entry, Delivery and Form."

  Holders of the New Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the most recent distribution date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from January 16, 1997. Such Distributions will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on the first such date following the date of original issuance of the New Capital Securities, at the annual rate of 7.90% of the Liquidation Amount of $1,000 per New Capital Security. The Corporation has the right to defer payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures as in effect on the date on which the Corporation elects to effect such deferral. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the New Junior Subordinated Debentures are so deferred, Distributions on the New Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the New Junior Subordinated Debentures. During an Extension Period, interest on the New Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the New Capital Securities are entitled will accumulate) at the rate of 7.90% per annum, compounded semi-annually, and holders of New Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Corporation has, through the New Guarantee, the New Trust Agreement, the New Junior Subordinated Debentures, the New Junior Subordinated Indenture and the New Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the New Expense Agreement--Full and Unconditional Guarantee." The New Guarantee guarantees the payment of Distributions and payments on liquidation or redemption of the New Capital Securities, but only in each case to the extent of funds available therefor held by the Issuer Trust, as described herein. See "Description of New Securities--Description of New Guarantee." If the Corporation does not make payments on the New Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust may have insufficient funds to pay Distributions on

(cover page continued)
the New Capital Securities. The New Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of New Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of New Capital Securities." The obligations of the Corporation under the New Guarantee and the New Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Corporation.

  The New Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the New Junior Subordinated Debentures at Stated Maturity or their earlier redemption. The New Junior Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after January 15, 2007, in whole at any time or in part from time to time, or
(ii) in certain circumstances as described under "Description of New Securities--Description of New Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event," in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein) (or, if the approval of the Federal Reserve (as defined herein) is then required for such redemption, on such later date as promptly as reasonably practicable after such approval is obtained), in each case at the applicable Redemption Price (as defined herein), which includes the accrued and unpaid interest on the New Junior Subordinated Debentures so redeemed to the date fixed for redemption. The Corporation has committed to the Board of Governors of the Federal Reserve System (the "Federal Reserve") that the Corporation will not exercise its rights to redeem the New Junior Subordinated Debentures or cause the redemption of the New Capital Securities prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Securities--Description of New Junior Subordinated Debentures--Redemption."

  The holder of all the New Common Securities has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the New Junior Subordinated Debentures to be distributed to the holders of the New Capital Securities and New Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is the holder of all the New Common Securities, the Corporation (or such affiliate) will not so dissolve the Issuer Trust without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Securities--Description of New Capital Securities-- Liquidation Distribution Upon Termination."

  If the Issuer Trust is dissolved, then after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the New Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per New Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of a Like Amount (as defined herein) of New Junior Subordinated Debentures. See "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Termination."

  The Corporation is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation believes that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the

(cover page continued)
Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation, the Issuer Trust or the Old Issuer Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Old Issuer Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation believes that Participating Broker-Dealers, may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities that represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Issuer Trust have agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) or, if earlier, when all such Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that, upon receipt of notice from the Corporation or the Issuer Trust of the occurrence of any event or

(cover page continued)
the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Corporation or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of this Prospectus as so amended or supplemented to such Participating Broker-Dealer, or the Corporation or the Issuer Trust has given notice that the sale of New Securities may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. There can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Issuer Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System or any other system.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Amended and Restated Trust Agreement relating to the Old Issuer Trust, dated as of January 16, 1997 (the "Old Trust Agreement"), as amended and supplemented from time to time, among the Corporation, as Depositor, Wilmington Trust Company as Property Trustee and Delaware Trustee, the Administrative Trustees named therein and the Holders of common and preferred securities of the Old Issuer Trust from time to time (except for those rights that terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and none of the Corporation, the Issuer Trust or the Old Issuer Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on April 17, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Issuer Trust (in which case the term "Expiration Date" will mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions, which may be waived by the Corporation, and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in any part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent distribution date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from January 16, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last distribution date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old

(cover page continued)

Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such distribution date or, if no such interest has been paid or duly provided for, from and after January 16, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of March 18, 1997.

  Neither the Corporation nor the Issuer Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

  This Prospectus may be used by BT Securities Corporation, a wholly owned subsidiary of the Corporation, in connection with offers and sales related to market-making transactions in New Securities effected from time to time after the commencement of the offering to which this Prospectus relates. BT Securities Corporation may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

  THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE HELD OR TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000, OR RESULTING IN A HOLDER'S HOLDING NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000, SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER, ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NEW CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH NEW CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NEW CAPITAL SECURITIES.

                               ---------------

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM BANKERS TRUST NEW YORK CORPORATION, 130 LIBERTY STREET, NEW YORK, NEW YORK 10006, TELEPHONE NUMBER (212) 250-2500. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL 10, 1997.

                               ---------------

                       FOR NORTH CAROLINA RESIDENTS ONLY

  THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR.

                               ---------------

  NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE NEW CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE NEW CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. SEE "CERTAIN ERISA CONSIDERATIONS."

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    7
Incorporation of Certain Documents by Reference...........................    8
Summary...................................................................    9
Risk Factors..............................................................   15
Bankers Trust New York Corporation........................................   22
BT Capital Trust B........................................................   24
Use of Proceeds...........................................................   24
Capitalization............................................................   25
Accounting Treatment......................................................   26
The Exchange Offer........................................................   27
Description of New Securities.............................................   36
Relationship Among the New Capital Securities, the New Junior Subordinated
 Debentures, the New Guarantee and the New Expense Agreement..............   61
Description of Old Securities.............................................   62
Certain Federal Income Tax Consequences...................................   63
Certain ERISA Considerations..............................................   67
Plan of Distribution......................................................   69
Validity of New Securities................................................   70
Experts...................................................................   70

                               ----------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE ISSUER TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION, OR THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER TRUST SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy statements and other information regarding issuers, such as the Corporation, that file electronically with the Commission. In addition, such materials can be inspected at the office of the New York Stock Exchange, Inc. and the office of the American Stock Exchange, Inc., on which certain securities of the Corporation are listed. This Prospectus does not contain all the information set forth in the registration statement of which this Prospectus forms a part (the "Registration Statement"), which the Corporation and the Issuer Trust have filed with the Commission under the Securities Act, and to which reference is hereby made, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

  No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Corporation and the Issuer Trust do not consider that such financial statements would be material to holders of the New Capital Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the New Junior Subordinated Debentures and issuing the New Trust Securities and engaging in only those other activities necessary or incidental thereto. Furthermore, taken together, the Corporation's obligations under the New Junior Subordinated Debentures, the New Junior Subordinated Indenture, the New Trust Agreement, the New Expense Agreement and the New Guarantee (in each case as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. See "BT Capital Trust B," "Description of New Securities", and "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the New Expense Agreement". In addition, the Corporation does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation and the Issuer Trust hereby incorporate by reference in this Prospectus the following documents:

    (a) The Corporation's Annual Report on Form 10-K (file number 1-5920) for the year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act; and

    (b) The Corporation's Current Reports on Form 8-K (file number 1-5920) filed on January 23 and March 14, 1997 pursuant to Section 13 of the Exchange Act.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus and should be read in conjunction with such information. This summary is subject to, and qualified in its entirety by reference to, the more detailed information appearing elsewhere in this Prospectus.

BANKERS TRUST NEW YORK CORPORATION

  The Corporation is a bank holding company, incorporated under the laws of the State of New York in 1965. At December 31, 1996, the Corporation had consolidated total assets of $120.2 billion. The Corporation's principal banking subsidiary is Bankers Trust Company ("Bankers"). Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

BT CAPITAL TRUST B

  The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on February 28, 1997, which will be governed by the New Trust Agreement (as defined below) among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, the Administrative Trustees named therein, and the Holders of the New Trust Securities from time to time. The Issuer Trust's business and affairs are conducted by its trustees: initially, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the New Trust Securities, (ii) using the proceeds from the sale of the New Trust Securities to acquire the New Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the New Trust Securities). Accordingly, the New Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the New Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

THE EXCHANGE OFFER

  Up to $250,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The Corporation is making the Exchange Offer in order to satisfy the obligations of the Corporation and the Old Issuer Trust under the Registration Rights Agreement, dated as of January 16, 1997, among the Corporation, BT Capital Trust A, a statutory business trust created under the laws of Delaware (the "Old Issuer Trust"), and the Initial Purchaser of the Old Capital Securities, relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Capital Securities."

  Expiration Date

  The Expiration Date of the Exchange Offer will be 5:00 p.m., New York City time, on April 17, 1997 unless the Exchange Offer is extended by the Corporation and the Issuer Trust. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

  Conditions to Exchange Offer

  The Exchange Offer is subject to certain conditions, which may be waived by the Corporation and the Issuer Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to Exchange Offer." The Corporation reserves the right in its sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

  Withdrawal Rights

  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to Wilmington Trust Company, as Exchange Agent (the "Exchange Agent"), in conformity with certain procedures set forth under "The Exchange Offer-- Withdrawal Rights."

  Procedures for Tendering Old Capital Securities

  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capital Securities." Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Corporation or the Issuer Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."

  Resales of New Capital Securities

  The Corporation is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation believes that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, any Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities that wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business,
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing restrictions. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Issuer Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of New Capital Securities," the Corporation and the Issuer Trust have agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

  Exchange Agent

  The Exchange Agent is Wilmington Trust Company. The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

DESCRIPTION OF NEW SECURITIES

Securities Offered..........  The Corporation is offering up to $250,000,000 aggregate Liquidation Amount of the Issuer
                              Trust's 7.90% Capital Securities, Series B1
                              (Liquidation Amount $1,000 per Capital Security), which have been registered under the Securities Act. The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain of the restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the rate at which Distributions will accumulate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of New Securities" and "Description of Old Securities."

Distribution Dates..........  January 15 and July 15 of each year, commencing
                              July 15, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last distribution date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities. Such holders will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such distribution date or, if no such distributions have been made, from and after January 16, 1997.

Extension Periods...........  Distributions on New Capital Securities may be
                              deferred for the duration of any Extension Period selected by the Corporation with respect to the payment of interest on the New Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity as in effect on the date on which the Corporation elects to effect such deferral. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking.....................  The New Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the New Common Securities except as described under "Description of New Securities--Description of New Capital Securities--Subordination of New Common Securities." The New Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the New Junior Subordinated Indenture to all Senior Indebtedness of the Corporation. See "Description of New Securities--Description of New Junior Subordinated Debentures." The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the New Guarantee. See "Description of New Securities-- Description of New Guarantee."

Redemption..................  The New Trust Securities are subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon repayment of the New Junior Subordinated Debentures, (ii) contemporaneously with the optional redemption at any time by the Corporation of the New Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event and (iii) at any time on or after January 15, 2007, contemporaneously with the optional redemption by the Corporation of the New Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of New Securities--Description of New Capital Securities--Redemption."

Rating......................  The New Capital Securities are expected to be rated "a2" by Moody's Investors Service, Inc. and BBB+ by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Transfer....................  The New Capital Securities will be issued, and may be held and transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). Any transfer, sale or other disposition of New Capital Securities in a block having a Liquidation Amount of less than $100,000, or resulting in a holder's holding New Capital Securities in a block having a Liquidation Amount of less than $100,000, will be deemed to be void and of no legal effect whatsoever. See "Description of New Securities--Description of New Capital Securities--Book-Entry, Delivery and Form."

ERISA Considerations........  Holders of Old Capital Securities must carefully consider the restrictions on purchase set forth under "Certain ERISA Considerations" before tendering Old Capital Securities in the Exchange Offer.

Absence of Market for the
Old Capital Securities and    The New Capital Securities will be a new issue of
New Capital Securities......  securities for which there currently is no market. Lehman Brothers Inc., the initial purchaser of the Old Capital Securities (the
                              "Initial Purchaser"), informed the Corporation and the Old Issuer Trust in connection with the offering of the Old Capital Securities that the Initial Purchaser intended to make a market in the Old Capital Securities. However, the Initial
                              Purchaser is not obligated to make a market in the Old Capital Securities or the New Capital
                              Securities, and any market making in the Old
                              Capital Securities may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The
                              Corporation and the Issuer Trust do not intend to apply for listing the New Capital Securities.

Use of Proceeds.............  Neither the Corporation nor the Issuer Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

  For additional information regarding the Exchange Offer and the New Capital Securities, see "The Exchange Offer," "Description of New Securities," "Relationship among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the New Expense Agreement," "Description of Old Capital Securities" and "Certain Federal Income Tax Consequences."

RISK FACTORS

  Holders of Old Capital Securities should carefully consider the matters set forth under "Risk Factors" before tendering Old Capital Securities in the Exchange Offer.

  As used herein, (i) the "New Junior Subordinated Indenture" means the Junior Subordinated Indenture, dated as of February 5, 1997, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), pursuant to which the New Junior Subordinated Debentures are issued, (ii) the "New Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust, dated as of the original issue date of the New Capital Securities, as amended and supplemented from time to time, among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee") and the Administrative Trustees named therein (the "Administrative Trustees") (collectively, the "Issuer Trustees"), and the Holders of the New Trust Securities from time to time, (iii) the "New Guarantee" means the Guarantee Agreement, dated as of such date, relating to the New Capital Securities, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), and
(iv) the "New Expense Agreement" means the Agreement as to Expenses and Liabilities, dated as of such date, as amended and supplemented from time to time, between the Corporation and the Issuer Trust.

                                 RISK FACTORS

  Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters before tendering Old Capital Securities in the Exchange Offer.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE NEW GUARANTEE AND THE NEW JUNIOR SUBORDINATED DEBENTURES

  The obligations of the Corporation under the New Guarantee and under the New Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bankers, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the New Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the New Junior Subordinated Debentures and New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debentures and the New Guarantee should look only to the assets of the Corporation for payments on the New Junior Subordinated Debentures and the New Guarantee. See "Bankers Trust New York Corporation." None of the New Junior Subordinated Indenture, the New Guarantee or the New Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of New Securities--Description of New Guarantee--Status of the Guarantee" and "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination."

  The ability of the Issuer Trust to pay amounts due on the New Capital Securities is solely dependent upon the Corporation's making payments on the New Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Event of Default (as defined in the New Junior Subordinated Indenture) (a "Debenture Event of Default") has occurred and is continuing with respect to the New Junior Subordinated Debentures, the Corporation has the right under the New Junior Subordinated Indenture to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures as in effect on the date on which the Corporation elects to effect such deferral. See "Description of New Securities--Description of New Junior

Subordinated Debentures--Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the New Capital Securities by the Issuer Trust will be deferred (and the amount of Distributions to which holders of the New Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 7.90% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures as in effect on the date on which the Corporation elects to effect such deferral. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 7.90% per annum, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above conditions. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities--Description of New Capital Securities--Distributions" and "Description of New Securities-- Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period."

  Should an Extension Period occur, a holder of New Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the New Junior Subordinated Debentures held by the Issuer Trust for United States federal income tax purposes. As a result, a holder of New Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the New Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sales or Redemptions of New Capital Securities."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the New Junior Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the New Capital Securities is likely to be affected. A holder that disposes of its New Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its New Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the New Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT--SHORTENING OF MATURITY OF NEW JUNIOR SUBORDINATED DEBENTURES OR REDEMPTION

  Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (whether occurring before or after January 15, 2007), the Corporation has the right, if certain conditions are met, (i) to shorten the maturity of the New Junior Subordinated Debentures to a date not earlier than January 15, 2017, or (ii) to redeem the New Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as reasonably practicable after such approval is obtained) and thereby cause a mandatory redemption of the New Capital Securities. The Corporation has committed to the Federal Reserve that the Corporation will not exercise such right without having received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Securities--Description of New Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event."

  "Tax Event" means the receipt by the Issuer Trust or the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 9, 1997, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the New Junior Subordinated Debentures, (ii) interest payable by the Corporation on the New Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses (i), (ii) or (iii) of this sentence being referred to herein as an "Adverse Tax Consequence").

  See "--Possible Tax Law Changes Affecting the New Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to shorten the maturity of the New Junior Subordinated Debentures to a date not earlier than January 15, 2017 or cause a redemption of the New Capital Securities prior to January 9, 2007.

  "Investment Company Event" means the receipt by the Issuer Trust or the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change (including any announced proposed change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or proposed change becomes effective or would become effective, as the case may be, on or after January 9, 1997.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after January 9, 1997, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the New Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

EXCHANGE OF NEW CAPITAL SECURITIES FOR NEW JUNIOR SUBORDINATED DEBENTURES

  The holder of all of the outstanding New Common Securities has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the New Junior Subordinated Debentures to be distributed to the holders of the New Capital Securities and New Common Securities in liquidation of the Issuer Trust. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is the holder of all the New Common Securities, the Corporation (or such affiliate) will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Securities--Description of New Capital Securities-- Liquidation Distribution Upon Dissolution."

  Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the New Junior Subordinated Debentures upon a liquidation of the Issuer Trust should not be a taxable event to holders of the New Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the New Junior Subordinated Debentures, a distribution of the New Junior Subordinated Debentures by the Issuer Trust could be a taxable event to the Issuer Trust and the holders of the New Capital Securities. See "Certain Federal Income Tax Consequences-- Distribution of New Junior Subordinated Debentures to Securityholders."

SHORTENING OF STATED MATURITY OF NEW JUNIOR SUBORDINATED DEBENTURES

  Upon the occurrence of a Tax Event, Investment Company Event or a Capital Treatment Event, the Corporation in certain circumstances will have the right to shorten the Stated Maturity of the New Junior Subordinated Debentures to a date not earlier than January 15, 2017 and thereby cause the New Capital Securities to be redeemed on such earlier date. See "Description of New Securities--Description of New Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event."

MARKET PRICES

  There can be no assurance as to the market prices for New Capital Securities, or for New Junior Subordinated Debentures that may be distributed in exchange for New Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the New Capital Securities or the New Junior Subordinated Debentures that a holder of New Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby. Because holders of New Capital Securities may receive New Junior Subordinated Debentures on dissolution of the Issuer Trust, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of New Junior Subordinated Debentures."

RIGHTS UNDER THE NEW GUARANTEE

  Wilmington Trust Company will act as the Guarantee Trustee and will hold the New Guarantee for the benefit of the holders of the New Capital Securities. Wilmington Trust Company will also act as Debenture Trustee for the New Junior Subordinated Debentures and as Property Trustee and as Delaware Trustee under the New Trust Agreement. The New Guarantee guarantees to the holders of the New Capital Securities the following payments, to the extent not paid by the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the New Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust (unless the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the New Capital Securities on liquidation of the Issuer Trust. The New Guarantee is subordinate as described under "--Ranking of Subordinated Obligations Under the New Guarantee and the New Junior Subordinated Debentures." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding New Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the New Guarantee. Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the New Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the New Capital Securities or otherwise, and, in such event, holders of the New Capital Securities would not be able to rely upon the New Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the New Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of New Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of any amounts payable in respect of such New Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the New Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the New Junior Subordinated Indenture to the extent of any payment made by the Corporation to such holder of New Capital Securities in the Direct Action. Except as described herein, holders of New Capital Securities will not be able to exercise directly any other remedy available to the holders of the New Junior Subordinated Debentures or assert directly any other rights in respect of the New Junior Subordinated Debentures. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of New Capital Securities," and "--Debenture Events of Default" and "Description of New Securities--Description of New Guarantee." The New Trust Agreement provides that each holder of New Capital Securities by acceptance thereof agrees to the provisions of the New Guarantee and the New Junior Subordinated Indenture.

LIMITED VOTING RIGHTS

  Holders of New Capital Securities will have limited voting rights relating generally to the modification of the New Capital Securities and the New Guarantee and the exercise of the Issuer Trust's rights as holder of New Junior Subordinated Debentures. Holders of New Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Issuer Trustees and the holder of all the New Common Securities may, subject to certain conditions, amend the New Trust Agreement without the consent of holders of New Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the New Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of New Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Old Issuer Trust do not intend to register under the Securities Act any Old Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. To the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market in the Old Capital Securities that remain outstanding after the Exchange Offer could be adversely affected.

  The Old Capital Securities provide that, if the Exchange Offer is not consummated within 35 days of the date hereof, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on the 36th day after the date hereof, until the Exchange Offer is consummated. See "Description of Old Capital Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (so long as the holders are not Affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Old Capital Securities and the New Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities or New Capital Securities, as the case may be). See "Description of New Securities--Description of New Capital Securities--Book-Entry, Delivery and Form" and "Description of Old Securities." The Corporation and the Old Issuer Trust were advised by the Initial Purchaser in connection with the offering of the Old Capital Securities that the Initial Purchaser intended to make a market in the Old Capital Securities. However, the Initial Purchaser is not obligated to make a market in the Old Capital Securities or the New Capital Securities, and any market-making activity with respect to the Old Capital Securities or the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Old Capital Securities or the New Capital Securities or as to the liquidity of or the trading market for the Old Capital Securities or the New Capital Securities. If an active public market does not develop, the market price and liquidity of the Old Capital Securities or the New Capital Securities may be adversely affected.

  If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

  Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates may publicly offer for sale or resell the New Capital Securities only in compliance with provisions of Rule 144 under the Securities Act.

  Each Participating Broker-Dealer that receives New Capital Securities for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Delivery of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation, the Issuer Trust, nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

POSSIBLE TAX LAW CHANGES AFFECTING THE NEW CAPITAL SECURITIES

  On February 6, 1997, the revenue portion of President Clinton's 1997 budget proposal (the "Budget Proposal"), was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. If this provision were to apply to the New Junior Subordinated Debentures, the Corporation would be unable to deduct interest on the New Junior Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the New Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the New Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, if certain conditions are met, to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than January 15, 2017 or to cause a redemption of the New Capital Securities before January 15, 2007. See "Description of New Securities--Description of New Junior Subordinated Debentures--Redemption," "Description of New Securities--Description of New Capital Securities--Redemption" and "Certain Federal Income Tax Consequences-- Possible Tax Law Changes."

                      BANKERS TRUST NEW YORK CORPORATION

GENERAL

  The Corporation is a bank holding company, incorporated under the laws of the State of New York in 1965. At December 31, 1996, the Corporation had consolidated total assets of $120.2 billion. The Corporation's principal banking subsidiary is Bankers. Bankers, founded in 1903, is among the largest commercial banks in New York City and the United States, based on consolidated total assets. The Corporation concentrates its financial and managerial resources on selected markets and services its clients by meeting their needs for financing, advisory, processing and sophisticated risk management solutions. The core organizational units of the Corporation are Investment Banking, Risk Management Services, Trading & Sales, Investment Management, Client Processing Services, Australia/New Zealand, Asia, Latin America and Corporate. Among the institutional market segments served are corporations, banks, other financial institutions, governments and agencies, retirement plans, not-for-profit organizations, wealthy individuals, foundations and private companies. Bankers originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. Bankers provides a broad range of financial advisory services to its clients. It also engages in the proprietary trading of currencies, securities, derivatives and commodities.

  The Corporation is a legal entity separate and distinct from its subsidiaries, including Bankers. There are various legal limitations governing the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. The rights of the Corporation to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. Claims on the Corporation's subsidiaries by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements and commercial paper, as well as short-term borrowings and accounts payable.

  The Corporation's principal executive offices are located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1992 1993 1994 1995 1996
                                                        ---- ---- ---- ---- ----
     Excluding Interest on Deposits.................... 1.44 1.71 1.28 1.08 1.21
     Including Interest on Deposits.................... 1.28 1.48 1.21 1.06 1.16

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1992 1993 1994 1995 1996
                                                        ---- ---- ---- ---- ----
     Excluding Interest on Deposits.................... 1.41 1.69 1.27 1.05 1.19
     Including Interest on Deposits.................... 1.26 1.47 1.20 1.04 1.14

  For purposes of computing these consolidated ratios, earnings represent income before income taxes, cumulative effects of accounting changes and equity in undistributed income of unconsolidated subsidiaries and affiliates, plus fixed charges excluding capitalized interest. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest. Fixed charges are then combined with preferred stock dividend requirements, adjusted to a pretax basis, on the outstanding preferred stock.

                              BT CAPITAL TRUST B

  The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on February 28, 1997, which will be governed by the New Trust Agreement among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, the Administrative Trustees named therein, and the Holders of the New Trust Securities from time to time. The Issuer Trust's business and affairs are conducted by its trustees: initially, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees. Two individuals who are employees or officers of or affiliated with the holder of all the New Common Securities will act as the Administrative Trustees with respect to the Issuer Trust. The Administrative Trustees will be selected by the holder of all the New Common Securities. See "Description of New Securities--Description of New Capital Securities-- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the New Trust Securities, (ii) holding the New Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the New Trust Securities). Accordingly, the New Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the New Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust. The Corporation will pay all fees and expenses related to the Exchange Offer, except as provided in this Prospectus.

  All of the New Common Securities will initially be owned by the Corporation. The New Common Securities will rank pari passu, and payments will be made thereon pro rata, with the New Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Corporation to pay any amounts in respect of the New Junior Subordinated Debentures when due, the rights of the holders of the New Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the New Capital Securities. See "Description of New Capital Securities--Subordination of New Common Securities." The Corporation will acquire New Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the New Trust Agreement. The principal executive office of the Issuer Trust is 130 Liberty Street, New York, New York 10006, Attention: Office of the Secretary, and its telephone number is (212) 250-2500.

                                USE OF PROCEEDS

  Neither the Corporation nor the Issuer Trust will receive any proceeds from the issuance of the New Capital Securities. In consideration for delivering the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Corporation will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities and the Old Junior Subordinated Debentures held by the Old Issuer Trust will be retired and cancelled.

  The net proceeds to the Old Issuer Trust from the offering of the Old Capital Securities was approximately $250 million. All of the proceeds from the sale of the Old Capital Securities were invested by the Old Issuer Trust in the Old Junior Subordinated Debentures. The net proceeds to the Corporation from the sale of the Old Junior Subordinated Debentures have been and will be used by the Corporation for general corporate purposes, which may include investments in, or extensions of credit to, the Corporation's subsidiaries and the repurchase and/or redemption of preferred stock of the Corporation. Specific allocations of the proceeds to such purposes have not been made, although management determined that funds should be borrowed at that time. The precise amount and timing of such investments in, or extensions of credit to, subsidiaries will depend on the subsidiaries' funding requirements and the availability of other funds. Pending such applications, such net proceeds may be temporarily invested.

  The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the New Capital Securities could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with the Corporation's ability to deduct, for federal income tax purposes interest payable on the New Junior Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 Capital alternatives currently available to it.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of December 31, 1996 and as adjusted to give effect to the offering of the Old Capital Securities and of certain other capital or preferred securities issued since December 31, 1996. The capitalization of the Corporation has not been adjusted to give effect to any other transactions that have occurred since December 31, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Corporation.

                                                      AT DECEMBER 31, 1996
                                                      ------------------------
                                                       ACTUAL     AS ADJUSTED
                                                      ----------  ------------
                                                         ($ IN MILLIONS)
Debt:
  Short-term borrowings.............................. $   42,395    $   42,395
  Long-term debt not included in risk-based capital..      8,533         8,533
  Long-term debt included in risk-based capital......      2,576         2,576
  Mandatorily redeemable capital securities of
   subsidiary trusts holding solely junior
   subordinated deferrable interest debentures
   included in risk-based capital(1).................        730         1,463
                                                      ----------    ----------
    Total debt....................................... $   54,234    $   54,967
Preferred stock of subsidiary(2).....................        250           250
Stockholders' equity:
  Preferred stock....................................        810           810
  Common stock ($1 par value; authorized shares:
   300,000,000; issued shares: 83,678,973;
   outstanding: 79,243,747)..........................         84            84
  Capital surplus....................................      1,339         1,339
  Retained earnings..................................      3,462         3,462
  Common stock in treasury, at cost (4,435,226
   shares)...........................................       (372)         (372)
  Other stockholders' equity.........................        (89)          (89)
                                                      ----------    ----------
    Total stockholders' equity.......................      5,234         5,234
                                                      ----------    ----------
    Total capitalization............................. $   59,718    $   60,451
                                                      ==========    ==========

--------
(1) This item includes the New Capital Securities issued by the Issuer Trust. As described herein, the sole assets of the Issuer Trust will be the New Junior Subordinated Debentures, issued by the Corporation to the Issuer Trust. The New Junior Subordinated Debentures held by the Issuer Trust will bear interest at a rate equal to 7.90% per annum, and will mature on January 15, 2027. The Corporation initially will own all of the New Common Securities of the Issuer Trust. It is anticipated that the Issuer Trust will not be subject to the reporting requirements of the Exchange Act. See "Accounting Treatment".
(2) The four series of subsidiary preferred stock included in this item have been called for redemption.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Corporation. The New Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Mandatorily Redeemable Capital Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures Included in Risk-Based Capital" and appropriate disclosures about the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the New Capital Securities as an expense in the consolidated statements of income.

  The Corporation has agreed that future financial reports of the Corporation will: (i) present the capital or preferred securities issued by other issuer trusts of the Corporation on the Corporation's balance sheet as a separate line item entitled "Mandatorily Redeemable Capital Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures Included in Risk-Based Capital"; (ii) include in a footnote to the financial statements disclosure that the sole assets of such trusts are the junior subordinated debentures held (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, then include, in an audited footnote to the financial statements, disclosure that
(a) the trusts are wholly owned, (b) the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held), and (c) the obligations of the Corporation under the junior subordinated debentures, the New Junior Subordinated Indenture or other relevant indenture, the relevant Declarations of Trust, the relevant guarantees and the relevant expense agreements, in the aggregate, constitute a full and unconditional guarantee by the Corporation of the trusts' obligations under the capital securities issued by each trust. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the New Expense Agreement."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, the Corporation and the Old Issuer Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation agreed to file and to use its reasonable best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities of a trust substantially identical to the Old Issuer Trust with terms substantially identical to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Old Issuer Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated within 35 days of the date of this Prospectus, the Distribution rate borne by the Old Capital Securities commencing on the 36th day following the date of this Prospectus will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  The Exchange Offer is not being made to, nor will the Corporation accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Old Issuer Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer the New Capital Securities will have the benefit of the New Guarantee, which will be substantially identical to the Old Guarantee and the Issuer Trust will hold New Junior Subordinated Debentures, in an aggregate principal amount equal to the aggregate Liquidation Amount of the New Trust Securities of the Issuer Trust issued pursuant to the Exchange Offer, which will be substantially identical to the Old Junior Subordinated Debentures. The New Guarantee and the New Junior Subordinated Debentures have also been registered under the Securities Act.

TERMS OF EXCHANGE

  The Corporation hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $250,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Corporation will deliver, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $250,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof provided that if any Old Capital Securities are tendered in exchange for part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, Old Capital Securities having an aggregate Liquidation Amount of $250,000,000 are outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Old Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS NOR ANY OFFICER OR EMPLOYEE OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE ISSUER TRUST OR THE OLD ISSUER TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on April 17, 1997, unless the Exchange Offer is extended by the Corporation (in which case the term "Expiration Date" will mean the latest date and time to which the Exchange Offer is extended).

  The Corporation expressly reserves the right in its sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation determines, in its sole discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation to constitute a material change, or if the Corporation waives a material condition of the Exchange Offer, the Corporation will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation may choose to make any public announcement and subject to applicable law, the Corporation will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND DELIVERY OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Corporation will exchange, and will deliver to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Corporation may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Corporation will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Issuer Trust gives oral or written notice to the Exchange Agent of the Corporation's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's acceptance for exchange of Old Capital Securities) or the Corporation extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Corporation will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Issuer Trust, the Old Issuer Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  Valid Tender

  Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal and the untendered Liquidation Amount must be $100,000 or any integral of $1,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer

  The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees

  Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or
(ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a securities transfer association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery

  If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The Corporation's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Corporation upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity

  All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation,in its sole discretion, whose determination will be final and binding on all parties. The Corporation reserves the absolute right, in its sole discretion, to reject any and all tenders it determines not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation, be unlawful. The Corporation also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The Corporation's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Issuer Trust or the Exchange Agent, nor any affiliates or assigns of the Corporation, the Issuer Trust or the Exchange Agent, nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation, proper evidence satisfactory to the Corporation, in its sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  The Corporation is making the Exchange Offer for the Old Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Issuer Trust sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation believes that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Old Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and
(iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities that represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Issuer Trust have agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Issuer Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Corporation or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of this Prospectus, as so amended or supplemented, to such Participating Broker-Dealer, or the Corporation or the Issuer Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Issuer Trust or the Exchange Agent, any affiliates or assigns of the Corporation, the Issuer Trust or the Exchange Agent, nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities that have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES AND OLD CAPITAL SECURITIES

  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last distribution date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such distribution date or, if no such distributions have been made, from and after January 16, 1997.

CONDITIONS TO EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

    (a) there occurs a change in the existing interpretations by the staff of the Commission that permit the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than holders that are broker-dealers or Affiliates) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distributions of such New Capital Securities;

    (b) any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's judgment, would reasonably be expected to impair the ability of the Corporation to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation has been adopted or enacted which, in the Corporation's judgment, would reasonably be expected to impair the ability of the Corporation to proceed with the Exchange Offer;

    (d) a banking moratorium has been declared by United States federal or New York State authorities which, in the Corporation's judgment, would reasonably be expected to impair the ability of the Corporation to proceed with the Exchange Offer;

    (e) trading on the New York Stock Exchange, Inc. or generally in the United States over-the-counter market has been suspended by order of the Commission or any other governmental authority which, in the Corporation's judgment, would reasonably be expected to impair the ability of the Corporation to proceed with the Exchange Offer;

    (f) a stop order has been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings have been initiated or, to the knowledge of the Corporation, threatened for that purpose any governmental approval has not been obtained, which approval the Corporation, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

    (g) any change, or any development involving a prospective change, in the business or financial affairs of the Issuer Trust or the Corporation or any of the Corporation's subsidiaries has occurred which, in the judgment of the Corporation might materially impair the ability of the Corporation to proceed with the Exchange Offer; or

    (h) the Corporation or the Issuer Trust has received an opinion of counsel experienced in such matters to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (a) the Issuer Trust would be subject to United States federal income tax with respect to income received or accrued on the New Junior Subordinated Debentures, (b) interest payable by the Corporation on the New Junior Subordinated Debentures would not be deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (c) the Issuer Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  If the Corporation determines in its sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Corporation may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

     By Mail/Overnight Delivery:              By Hand:
     Wilmington Trust Company                 Wilmington Trust Company
     1100 North Market Square                 1100 North Market Street, 1st
     Wilmington, Delaware 19890-0001          Floor
                                              Wilmington, Delaware 19890
     Attention: Jill Rylee                    Attention: Corporate Trust
                                              Operations

                           Telephone: (302) 651-8869
                           Facsimile: (302) 651-1079

  Delivery to any place other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Corporation nor the Issuer Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF NEW CAPITAL SECURITIES

  Pursuant to the terms of the New Trust Agreement, the Issuer Trustees on behalf of the Issuer Trust will issue the New Capital Securities and the New Common Securities. The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances over the New Common Securities with respect to Distributions and amounts payable on redemption or liquidation. See "--Subordination of New Common Securities." The New Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company, as Property Trustee, will act as trustee for the purposes of compliance with the Trust Indenture Act. This summary of certain provisions of the New Capital Securities and the New Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the New Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the New Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the New Trust Agreement is available upon request from the Property Trustee.

  General

  The New Capital Securities will be limited to $250,000,000 aggregate Liquidation Amount outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the New Common Securities except as described under "--Subordination of New Common Securities." Legal title to the New Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the New Capital Securities and New Common Securities. The New Guarantee will be a guarantee on a subordinated basis with respect to the New Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such New Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "-- Description of New Guarantee."

  Distributions

  The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each New Capital Security will be payable at the annual rate of 7.90% of the stated liquidation amount (the "Liquidation Amount") of $1,000, payable semi-annually in arrears on January 15 and July 15 of each year (each a "Distribution Date"), commencing on the first such date following the date of original issuance of the New Capital Securities. Such Distributions will be paid to the holders of the New Capital

Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the New Capital Securities will be cumulative. Distributions will accumulate from the most recent distribution date of the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from January 16, 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the New Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

  So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the New Junior Subordinated Indenture to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures as in effect on the date on which the Corporation elects to effect such deferral. As a consequence of any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Issuer Trust during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 7.90% thereof, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures as in effect on the date on which the Corporation elects to effect such deferral. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the New Junior Subordinated Debentures.

  The revenue of the Issuer Trust available for distribution to holders of the New Capital Securities will be limited to payments under the New Junior Subordinated Debentures held by the Issuer Trust. See "--Description of New Junior Subordinated Debentures." If the Corporation does not make payments on the New Junior Subordinated Debentures, the Issuer Trust will not have funds available to pay Distributions or other amounts payable on the New Capital Securities. The payment of Distributions and other amounts payable on the New Capital Securities (if and to the extent the Issuer Trust has funds legally available therefor) is guaranteed by the Corporation on a limited basis as set forth herein under "--Description of New Guarantee."

  Redemption

  Upon the repayment or redemption, in whole or in part, of the New Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the New Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the New Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") determined as set forth below. If less than all of the New Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date (as defined below), then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the New Capital Securities and the New Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of the New Junior Subordinated Debentures to be repaid or redeemed on any date will be allocated to the redemption pro rata of the New Capital Securities and the New Common Securities.

  The Corporation has the right to redeem the New Junior Subordinated Debentures (i) on or after January 15, 2007, in whole at any time or in part from time to time, or (ii) in certain circumstances as described under "-- Description of New Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event," in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as reasonably practicable after such approval is obtained). A redemption of the New Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the New Capital Securities and New Common Securities.

  The Redemption Price, in the case of a redemption under (i) above, will equal the following prices, expressed as percentages of the Liquidation Amount of such New Capital Securities, together with accumulated and unpaid Distributions thereon to but excluding the date fixed for redemption (the "Redemption Date"), if redeemed during the 12-month period beginning January 15:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2007...........................................................  103.4120%
      2008...........................................................  103.0708
      2009...........................................................  102.7296
      2010...........................................................  102.3884
      2011...........................................................  102.0472
      2012...........................................................  101.7060
      2013...........................................................  101.3648
      2014...........................................................  101.0236
      2015...........................................................  100.6824
      2016...........................................................  100.3412

and at 100% on or after January 15, 2017.

  The Redemption Price, in the case of a redemption following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will be equal to the aggregate Liquidation Amount of New Capital Securities so redeemed, together with accumulated and unpaid Distributions thereon to but excluding the Redemption Date.

  "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

  "Like Amount" means (i) with respect to a redemption of New Trust Securities, New Trust Securities having a Liquidation Amount equal to that portion of the principal amount of New Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the New Junior Subordinated Indenture, and (ii) with respect to a distribution of New Junior Subordinated Debentures to holders of New Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, New Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the New Trust Securities of the holder to whom such New Junior Subordinated Debentures are distributed.

  "Tax Event" means the receipt by the Issuer Trust or the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 9, 1997, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the New Junior Subordinated Debentures, (ii) interest payable by the Corporation on the New Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses (i), (ii) or (iii) of this sentence being referred to herein as an "Adverse Tax Consequence"). See "--Description of New Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event."

  "Investment Company Event" means the receipt by the Issuer Trust or the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change (including any announced proposed change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or proposed change becomes effective or would become effective, as the case may be, on or after January 9, 1997.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after January 9, 1997, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the New Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  Payment of Additional Sums

  If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all of the New Junior Subordinated Debentures, the Corporation will pay Additional Sums (as defined below), if any, on the New Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding New Capital Securities and New Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

  Redemption Procedures

  New Capital Securities redeemed on each Redemption Date will be redeemed at the applicable Redemption Price with the applicable proceeds from the contemporaneous redemption of the New Junior Subordinated Debentures. Redemptions of the New Capital Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of New Common Securities."

  If the Issuer Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of New Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the New Capital Securities. With respect to New Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the New Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any New Capital Securities called for redemption will be payable to the holders of the New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption has been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such New Capital Securities so called for redemption will cease, except the right of the holders of such New Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such New Capital Securities will cease to be outstanding. If any date fixed for redemption of New Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. If payment of the Redemption Price in respect of New Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Corporation pursuant to the New Guarantee as described under "-- Description of New Guarantee," Distributions on such New Capital Securities will continue to accumulate at a rate of 7.90% per annum from the Redemption Date originally established by the Issuer Trust for such New Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities laws), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding New Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

  If less than all of the New Capital Securities and New Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such New Capital Securities and New Common Securities to be redeemed will be allocated pro rata to the New Capital Securities and the New Common Securities based upon the relative Liquidation Amounts of such classes. The particular New Capital Securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the

Property Trustee from the outstanding New Capital Securities not previously called for redemption, or if the New Capital Securities are then held in the form of a Global New Capital Security (as defined below), in accordance with DTC's customary procedures, provided, in each case, that each holder of any New Capital Securities has at least 100 New Capital Securities remaining after the redemption. The Property Trustee will promptly notify the securities registrar for the New Trust Securities in writing of the New Capital Securities selected for redemption and, in the case of any New Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the New Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of New Capital Securities shall relate, in the case of any New Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of New Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of New Capital Securities to be redeemed at its address appearing on the securities register for the New Trust Securities. Unless the Corporation defaults in payment of the Redemption Price on the New Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the New Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the New Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Corporation pursuant to the New Guarantee, Distributions will cease to accumulate on the New Capital Securities or portions thereof) called for redemption.

  Subordination of New Common Securities

  Payment of Distributions on, and the Redemption Price of, the New Capital Securities and New Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such New Capital Securities and New Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the New Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the New Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such New Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding New Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding New Capital Securities then called for redemption, has been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the New Capital Securities then due and payable.

  In the case of any Event of Default (as defined below) with respect to the New Capital Securities resulting from a Debenture Event of Default, the holder of all the New Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the New Trust Agreement until the effect of all such Events of Default have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "--Description of New Junior Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the New Trust Agreement with respect to the New Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the New Capital Securities and not on behalf of the holder of all the New Common Securities, and only the holders of the New Capital Securities will have the right to direct the Property Trustee to act on their behalf.

  Liquidation Distribution Upon Dissolution

  The amount payable on the New Capital Securities in the event of any liquidation of the Issuer Trust is $1,000 per New Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in New Junior Subordinated Debentures.

  The holder of all the New Common Securities has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the New Junior Subordinated Debentures to be distributed to the holders of the New Capital Securities and New Common

Securities in liquidation of the Issuer Trust. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or an affiliate) is the holder of all the New Common Securities, the Corporation (or such affiliate) will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  Pursuant to the New Trust Agreement, the Issuer Trust will automatically dissolve, and its affairs will be wound up, upon expiration of its term or, if earlier, will dissolve, and its affairs will be wound up, on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder of all the New Common Securities; (ii) the distribution of a Like Amount of the New Junior Subordinated Debentures to the holders of the New Trust Securities, if the holder of all the New Common Securities has given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of all the New Common Securities); (iii) redemption of all of the New Trust Securities as described under "-- Redemption;" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

  If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the New Trust Securities a Like Amount of the New Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on the New Trust Securities will be paid on a pro rata basis. The holder of all the New Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the New Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the New Junior Subordinated Debentures when due, the New Capital Securities shall have a priority over the New Common Securities.

  After the liquidation date fixed for any distribution of New Junior Subordinated Debentures (i) the New Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the New Capital Securities, will receive a registered global certificate or certificates representing the New Junior Subordinated Debentures to be delivered upon such distribution with respect to New Capital Securities held by DTC or its nominee and (iii) any certificates representing the New Capital Securities not held by DTC or its nominee will be deemed to represent the New Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such New Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such New Capital Securities until such certificates are presented to the security registrar for the New Trust Securities for transfer or reissuance.

  If the Corporation does not redeem the New Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the New Junior Subordinated Debentures are not distributed to holders of the New Capital Securities, the New Capital Securities will remain outstanding until the repayment of the New Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the New Capital Securities.

  There can be no assurance as to the market prices for the Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for New Capital Securities if a termination and liquidation of the Issuer Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby.

  If the Corporation elects to dissolve the Issuer Trust and thereby cause the New Junior Subordinated Debentures to be distributed to holders of the New Capital Securities in exchange therefor upon liquidation of the Issuer Trust, the Corporation will continue to have the right to shorten the maturity of or to redeem the New Junior Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event or Capital Treatment Event, as described under "--Description of New Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event."

  Events of Default; Notice

  Any one of the following events constitutes an "Event of Default" under the New Trust Agreement (an "Event of Default") with respect to the New Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "--Description of New Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Issuer Trust in the payment of any Redemption Price of any New Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the New Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the outstanding New Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the New Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of New Trust Securities, the Administrative Trustees and the Corporation, unless such Event of Default has been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the New Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the New Junior Subordinated Debentures when due, the New Capital Securities will have a preference over the New Common Securities with respect to payments of any amounts in respect of the New Capital Securities as described above. See "-- Subordination of New Common Securities," "--Liquidation Distribution Upon Termination" and "--Description of New Junior Subordinated Debentures-- Debenture Events of Default."

  The existence of an Event of Default does not entitle the holders of New Capital Securities to accelerate the maturity thereof.

  Removal of Issuer Trustees; Appointment of Successors

  Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by the holder of all the New Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding New Capital Securities. In no event will the holders of the New Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of all the New Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the New Trust Agreement.

  Merger or Consolidation of Issuer Trustees

  Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the New Trust Agreement, provided such entity is otherwise qualified and eligible.

  Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

  The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the New Trust Agreement. The Issuer Trust may, at the request of the holder of all the New Common Securities and with the consent of the Administrative Trustees, but without the consent of the holders of the outstanding New Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the New Capital Securities or (b) substitutes for the New Capital Securities other securities having substantially the same terms as the New Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the New Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the New Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the New Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the New Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the New Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the New Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the New Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

  Voting Rights; Amendment of New Trust Agreement

  Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "--Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the New Trust Agreement, the holders of the New Capital Securities will have no voting rights.

  The New Trust Agreement may be amended from time to time by the holder of all the New Common Securities and the Issuer Trustees, without the consent of the holders of the New Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the New Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the New Trust Agreement, which are not inconsistent with the other provisions of the New Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of New Trust Securities, or (ii) to modify, eliminate or add to any provisions of the New Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be taxable as a grantor trust for United States federal income tax purposes at any time that any New Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the New Trust Agreement will become effective when notice of such amendment is given to the holders of New Trust Securities. The New Trust Agreement may be amended by the holder of all the New Common Securities and the Issuer Trustees with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding New Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation or being taxable as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of New Trust Securities, the New Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the New Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the New Trust Securities as of a specified date or (ii) restrict the right of a holder of New Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any New Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the New Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the New Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the New Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the New Junior Subordinated Indenture or the New Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding New Capital Securities, except that if a consent under the New Junior Subordinated Indenture would require the consent of each holder of New Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the New Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the New Capital Securities except by subsequent vote of the holders of the New Capital Securities. The Property Trustee will notify each holder of New Capital Securities of any notice of default with respect to the New Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the New Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation or have its status as a grantor trust affected for United States federal income tax purposes on account of such action.

  Any required approval of holders of New Capital Securities may be given at a meeting of holders of New Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of New Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of New Capital Securities in the manner set forth in the New Trust Agreement.

  No vote or consent of the holders of New Capital Securities will be required to redeem and cancel New Capital Securities in accordance with the New Trust Agreement.

  Notwithstanding that holders of New Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the New Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

  Book-Entry, Delivery and Form

  The New Capital Securities will be issued in fully registered form in minimum blocks of at least 100 (representing a minimum of $100,000 aggregate Liquidation Amount) and the New Capital Securities must at all times be held in blocks of at least 100.

  The New Capital Securities initially will be evidenced by one or more global New Capital Securities (collectively, the "Global New Capital Securities") which will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Except as set forth below, record ownership of the Global New Capital Securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  Payment of Distributions on, and the Redemption Price of, the Global New Capital Securities will be made to DTC's nominee, as the registered holder of the Global New Capital Securities, by wire transfer of immediately available funds on each Distribution Date or Redemption Date. Neither the Corporation nor the Issuer Trustees (or any securities registrar, paying agent or exchange agent under the New Trust Agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Capital Securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its Participants (as defined below) or Indirect Participants (as defined below) of their respective obligations under the rules and procedures governing their operations.

  The Corporation and the Issuer Trust have been informed by DTC that, with respect to any payment of Distributions on, or the Redemption Price of, the Global New Capital Securities, DTC's practice is to credit the accounts of organizations that are participants in DTC ("Participants") on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the New Capital Securities represented by the Global New Capital Securities, as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole New Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in New Capital Securities represented by the Global New Capital Securities held through such Participants will be the responsibility of such Participants, as is the case with securities held for the accounts of customers registered in "street name."

  Because DTC can only act on behalf of Participants, who in turn act on behalf of certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), the ability of a person having a beneficial interest in New Capital Securities represented by the Global New Capital Securities to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Furthermore, the laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global New Capital Securities to such persons may be limited.

  DTC has advised the Corporation and the Issuer Trust that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global New Capital Securities are credited and only in respect of the aggregate Liquidation

Amount of the New Capital Securities represented by the Global New Capital Securities as to which such Participant or Participants has or have given such direction.

  DTC has advised the Corporation and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global New Capital Securities among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Global New Capital Securities are exchangeable for definitive New Capital Securities in registered certificated form if (i) DTC advises the Corporation and the Property Trustee that it is no longer willing or able to properly discharge its responsibilities with respect to the Global New Capital Securities, and the Property Trustee is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Debenture Event of Default. In all cases, certificated New Capital Securities delivered in exchange for any Global New Capital Securities or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures.

  So long as DTC or its nominee is the registered holder of the Global New Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Capital Securities represented by the Global New Capital Securities for all purposes under the New Trust Agreement. Except as provided above, owners of beneficial interests in the Global New Capital Securities will not be entitled to have any of the individual New Capital Securities represented by the Global New Capital Securities registered in their names, will not receive or be entitled to receive physical delivery of any such New Capital Securities in definitive form and will not be considered the owners or holders thereof under the New Trust Agreement.

  Payment and Paying Agency

  Payments in respect of the New Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the New Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the New Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrative Trustees. If the Property Trustee is no longer the Paying Agent, the Administrative Trustees will appoint a successor (which must be a bank or trust company reasonably acceptable to the Corporation) to act as Paying Agent.

  Registrar and Transfer Agent

  The Property Trustee will act as registrar and transfer agent for the New Capital Securities. Registration of transfers of New Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the New Capital Securities after the New Capital Securities have been called for redemption.

  Information Concerning the Property Trustee

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the New Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The Property Trustee is under no obligation to exercise any of the powers vested in it by the New Trust Agreement at the request of any holder of New Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the New Trust Agreement, or is unsure of the application of any provision of the New Trust Agreement, and the matter is not one on which holders of New Trust Securities are entitled under the New Trust Agreement to vote, then the Property Trustee will take such action as is directed by the Corporation and, if not so directed, will take such action as it deems advisable and in the best interests of the holders of the New Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  Wilmington Trust Company, the Property Trustee, currently serves and may serve from time to time in the future as trustee under other indentures or trust agreements with the Corporation or its subsidiaries or affiliates relating to other issues of their securities. In addition, the Corporation and certain of its affiliates may have other banking relationships with Wilmington Trust Company.

  Governing Law

  The New Trust Agreement and the New Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware.

  Miscellaneous

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation and will be taxable as a grantor trust for United States federal income tax purposes and so that the New Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the New Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the New Capital Securities.

  Holders of the New Capital Securities have no preemptive or similar rights.

  The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

  The New Junior Subordinated Debentures are to be issued under the New Junior Subordinated Indenture, under which Wilmington Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the New Junior Subordinated Debentures and the New Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the

New Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the New Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. The New Junior Subordinated Indenture will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, as Debenture Trustee, will act as trustee for the purposes of compliance with the Trust Indenture Act. A copy of the form of New Junior Subordinated Indenture is available from the Debenture Trustee upon request.

  General

  Concurrently with the issuance of the Old Capital Securities, the Old Issuer Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the common securities of the Old Issuer Trust, in the Old Junior Subordinated Debentures. Pursuant to the Exchange Offer, the Corporation will issue the New Junior Subordinated Debentures to the Issuer Trust in exchange for all the New Trust Securities to be issued by the Issuer Trust. The New Capital Securities will be delivered by the Corporation in exchange for the Old Capital Securities as described under "The Exchange Offer." The New Junior Subordinated Debentures will bear interest, accruing from the most recent interest payment date of the Old Junior Subordinated Debentures or, if no interest has been paid on such Old Junior Subordinated Debentures, from January 16, 1997, at the annual rate of 7.90% of the principal amount thereof, payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing on the first such date following the date of original issuance of the New Junior Subordinated Debentures, to the person in whose name each New Junior Subordinated Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the New Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.90%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

  The New Junior Subordinated Debentures will mature on January 15, 2027.

  The New Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bankers, upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the New Junior Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the New Junior Subordinated Debentures. See "Bankers Trust New York Corporation." The New Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Corporation, including Senior Indebtedness, whether under the New Junior Subordinated Indenture or any existing indenture or other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination."

  Option to Extend Interest Payment Period

  So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures as in effect on the date on which the Corporation elects to effect such deferral. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.90%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (or holders of New Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures as in effect on the date on which the Corporation elects to effect such deferral. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Corporation's election to begin a new Extension Period to the holders of the New Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

  Redemption

  The New Junior Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after January 15, 2007, in whole at any time or in part from time to time, or (ii) in certain circumstances as described under "--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event" in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as reasonably practicable after such approval is obtained), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the New Capital Securities. The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the New Junior Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  The Redemption Price for New Junior Subordinated Debentures in the case of any redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning January 15:

                                                                      REDEMPTION
        YEAR                                                            PRICE
        ----                                                          ----------
        2007.........................................................  103.4120%
        2008.........................................................  103.0708
        2009.........................................................  102.7296
        2010.........................................................  102.3884
        2011.........................................................  102.0472
        2012.........................................................  101.7060
        2013.........................................................  101.3648
        2014.........................................................  101.0236
        2015.........................................................  100.6824
        2016.........................................................  100.3412

and at 100% on or after January 15, 2017.

  The Redemption Price for New Junior Subordinated Debentures, in the case of a redemption following a Tax Event, Investment Company Event or Capital Treatment Event, as described under (ii) above, will be equal to 100% of the principal amount, together with accrued interest to but excluding the date fixed for redemption.

  Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event

  The Corporation, as the holder of all the New Common Securities, has the right to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the New Junior Subordinated Debentures to be distributed to the holders of the New Trust Securities in liquidation of the Issuer Trust. The Corporation may exercise this right at any time, including following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event. See "--Description of New Capital Securities--Liquidation Distribution Upon Dissolution."

  In addition, if a Tax Event, Investment Company Event or Capital Treatment Event occurs and either:

    (i) in the opinion of counsel to the Corporation experienced in such matters, there would be more than an insubstantial risk that, after the distribution of the New Junior Subordinated Debentures to the holders of the New Trust Securities in liquidation of the Issuer Trust, an Adverse Tax Consequence would continue to exist, or

    (ii) in the reasonable determination of the Corporation, there would be more than an insubstantial risk that, after the distribution of the New Junior Subordinated Debentures to the holders of the New Trust

  Securities in liquidation of the Issuer Trust, the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the New Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, or if, at the time of such event, the New Junior Subordinated Debentures are not held by the Issuer Trust, then the Corporation will have the right (without being required to dissolve the Issuer Trust) to shorten the Stated Maturity of the New Junior Subordinated Debentures such that, in the opinion of counsel to the Corporation experienced in such matters, the interest payable by the Corporation on the New Junior Subordinated Debentures will be deductible for United States federal income tax purposes. The Corporation may shorten the Stated Maturity of the New Junior Subordinated Debentures only to the minimum extent required to achieve such effect, and in any event only to a date not earlier than January 15, 2017. The action of shortening the Stated Maturity is referred to herein as a "Maturity Advancement." The Corporation has committed that it will not effect a Maturity Advancement without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  If either:

    (i) in the opinion of counsel to the Corporation experienced in such matters, there would be more than an insubstantial risk that, after the Corporation has effected a Maturity Advancement in accordance with the previous paragraph, an Adverse Tax Consequence would continue to exist, or

    (ii) in the reasonable determination of the Corporation, there would be more than an insubstantial risk that, after the Corporation has effected a Maturity Advancement in accordance with the previous paragraph, the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the New Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, or if the Federal Reserve does not approve the Maturity Advancement following the Corporation's request, then the Corporation will have the right (without being required to effect a Maturity Advancement) to redeem, at 100% of the aggregate principal amount plus accrued interest to but excluding the date fixed for redemption, the New Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the time of such event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained). Such redemption will be made as described under "--Redemption" above.

  Holders of New Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.

  See "Certain Federal Income Tax Consequences--Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to shorten the Stated Maturity of the New Junior Subordinated Debentures or to cause a redemption of the New Capital Securities prior to January 15, 2007.

  Additional Sums

  The Corporation has covenanted in the New Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all New Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as Additional Sums on the New Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "-- Description of New Capital Securities--Redemption."

  Registration, Denomination and Transfer

  The New Junior Subordinated Debentures will initially be registered in the name of the Property Trustee, as trustee of the Issuer Trust. If the New Junior Subordinated Debentures are distributed to holders of New Capital Securities, it is anticipated that the depositary arrangements for the New Junior Subordinated Debentures will be substantially identical to those in effect for the New Capital Securities. See "--Description of New Capital Securities--Book-Entry, Delivery and Form."

  Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days of receipt of notice from DTC to such effect, the Corporation will cause the New Junior Subordinated Debentures to be issued in definitive form.

  Payments on New Junior Subordinated Debentures represented by a global security will be made to DTC's nominee, as the registered holder of the New Junior Subordinated Debentures, as described under "--Description of New Capital Securities--Book-Entry, Delivery and Form." If New Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the New Junior Subordinated Debentures will be registrable, and New Junior Subordinated Debentures will be exchangeable for New Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in Wilmington, Delaware or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer.

  The New Junior Subordinated Debentures will be issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. New Junior Subordinated Debentures will be exchangeable for other New Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

  New Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the New Junior Subordinated Debenture or at the office of any transfer agent designated by the Corporation for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the New Junior Subordinated Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the New Junior Subordinated Indenture. The Corporation may at any time designate additional transfer agents with respect to the New Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange New Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the New Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any New Junior Subordinated Debentures so selected for redemption, except, in the case of any New Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

  Restrictions on Certain Payments; Certain Covenants of the Corporation

  The Corporation has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the New Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable event, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and
(b) that the Corporation has not taken reasonable steps to cure, (ii) if the New Junior Subordinated Debentures are held by the Issuer Trust, the Corporation is in default with respect to its payment of any obligations under the New Guarantee or (iii) the Corporation has given notice of its selection of an Extension Period as provided in the New Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

  The Corporation has covenanted in the New Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the New Common Securities, provided that certain successors that are permitted pursuant to the New Junior Subordinated Indenture may succeed to the Corporation's ownership of the New Common Securities, (ii) as holder of the New Common Securities, not to voluntarily dissolve, wind-up or liquidate the Issuer Trust, other than (a) in connection with a distribution of New Junior Subordinated Debentures to the holders of the New Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the New Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the New Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation and to be taxable as a grantor trust for United States federal income tax purposes. In addition, the Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is the holder of the New Common Securities, the Corporation (or such affiliate) will not voluntarily terminate or liquidate the Issuer Trust prior to the Stated Maturity of the New Junior Subordinated Debentures without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  Modification of New Junior Subordinated Indenture

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of the New Junior Subordinated Debentures, amend, waive or supplement the provisions of the New Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the New Junior Subordinated Debentures or the holders of the New Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the New Junior Subordinated Indenture under the Trust Indenture Act. The New Junior Subordinated Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the New Junior Subordinated Debentures, to modify the New Junior Subordinated Indenture in a manner affecting the rights of the holders of the New Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding New Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the New Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any New Junior Subordinated Debenture or (ii) reduce the percentage of the principal amount of New Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the New Junior Subordinated Indenture. Furthermore, so long as any of the New Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such New Capital Securities in any material respect, and no termination of the New Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the New Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding New Capital Securities unless and until the principal of (and premium, if any, on) the New Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  Debenture Events of Default

  The New Junior Subordinated Indenture provides that any one or more of the following events with respect to the New Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the New Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on the New Junior
  Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal of (or premium, if any, on) the New Junior Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the New Junior Subordinated Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding New Junior Subordinated Debentures; or

    (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

  For purposes of the New Trust Agreement and this Prospectus, each such Event of Default under the New Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "--Description of New Capital Securities--Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the New Capital Securities.

  The holders of at least a majority in aggregate principal amount of outstanding New Junior Subordinated Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding New Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, if the Debenture Trustee or such holders of New Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding New Capital Securities will have such right. The holders of a majority in aggregate principal amount of outstanding New Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of New Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. If the holders of the New Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding New Capital Securities will have such right.

  The holders of at least a majority in aggregate principal amount of the outstanding New Junior Subordinated Debentures may, on behalf of the holders of all the New Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the New Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding New Junior Subordinated Debenture. See "--Modification of New Junior Subordinated Indenture." The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Junior Subordinated Indenture.

  If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the New Junior Subordinated Debentures, and any other amounts payable under the New Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the New Junior Subordinated Debentures.

  Enforcement of Certain Rights by Holders of New Capital Securities

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay any amounts payable in respect of the New Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of New Capital Securities may institute a Direct Action against the Corporation for enforcement of payment to such holder of an amount equal to the amount payable in respect of New Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the New Capital Securities held by such holder. The Corporation may not amend the New Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the New Capital Securities. The Corporation will have the right under the New Junior Subordinated Indenture to set off any payment made to such holder of New Capital Securities by the Corporation in connection with a Direct Action.

  The holders of the New Capital Securities will not be able to exercise directly any remedies available to the holders of the New Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "--Description of New Capital Securities--Events of Default; Notice."

  Consolidation, Merger, Sale of Assets and Other Transactions

  The New Junior Subordinated Indenture provides that the Corporation may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) if the Corporation consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Corporation's obligations in respect of the New Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the New Junior Subordinated Indenture are satisfied.

  The provisions of the New Junior Subordinated Indenture do not afford holders of the New Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the New Junior Subordinated Debentures.

  Satisfaction and Discharge

  The New Junior Subordinated Indenture provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity (as then in effect) within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the New Junior Subordinated Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the New Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the New Junior Subordinated Indenture.

  Subordination

  The New Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the New Junior Subordinated Indenture, to all Senior Indebtedness of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) may be made or agreed to be made on the New Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the New Junior Subordinated Debentures.

  As used herein, "Senior Indebtedness" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Indebtedness includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Old Junior Subordinated Debentures or the New Junior Subordinated Debentures or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the New Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Indebtedness.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the New Junior Subordinated Debentures. In such event, any payment or distribution on account of the New Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the New Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of New Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the New Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the New Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the New Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the New Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any New Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the New Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the New Junior Subordinated Debentures.

  The New Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  Information Concerning the Debenture Trustee

  The duties of the Debenture Trustee will be subject to limitations and qualifications substantially similar to those described with respect to the Property Trustee under "--Description of New Capital Securities--Information Concerning the Property Trustee."

  For information concerning the relationships between Wilmington Trust Company, the Debenture Trustee, and the Corporation, see "--Description of New Capital Securities--Information Concerning the Property Trustee."

  Governing Law

  The New Junior Subordinated Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF NEW GUARANTEE

  The New Guarantee will be executed and delivered by the Corporation, concurrently with the issuance of New Capital Securities by the Issuer Trust, for the benefit of the holders from time to time of the New Capital Securities. Wilmington Trust Company will act as Guarantee Trustee under the New Guarantee. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms. The New Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, as Guarantee Trustee, will act as trustee for the purposes of compliance with the Trust Indenture Act. A copy of the form of New Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities.

  General

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such New Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust (unless the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the New Capital Securities on liquidation of the Issuer Trust after satisfaction of liabilities to creditors of such Issuer Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the New Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

  The New Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the New Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments.

  If the Corporation does not make payments on the New Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the New Capital Securities and will not have funds legally available therefor. The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See "--Status of New Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be a creditor of that subsidiary and its claims are recognized. There are also various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or certain of its other subsidiaries. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated and junior in right of payment to all existing and future liabilities of the Corporation's subsidiaries, and claimants under the New Guarantee should look only to the assets of the Corporation for payments thereunder. See "Bankers Trust New York Corporation." The New Guarantee will not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the New Junior Subordinated Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise.

  The Corporation has, through the New Guarantee, the New Trust Agreement, the New Junior Subordinated Debentures, the New Junior Subordinated Indenture and the New Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the New Expense Agreement."

  Status of New Guarantee

  The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the New Junior Subordinated Debentures.

  The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures.

  Amendments and Assignment

  Except with respect to any changes which do not materially adversely affect the rights of holders of the New Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate Liquidation Amount of the outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of New Trust Agreement." All guarantees and agreements contained in the New Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Corporation and will inure to the benefit of the holders of the New Capital Securities then outstanding.

  Events of Default

  An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days after notice thereof to the Corporation. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding New Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

  Any registered holder of New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

  Information Concerning the Guarantee Trustee

  The duties of the Guarantee Trustee will be subject to limitations and qualifications substantially similar to those described with respect to the Property Trustee under "--Description of New Capital Securities--Information Concerning the Property Trustee."

  For information concerning the relationships between Wilmington Trust Company, the Guarantee Trustee, and the Corporation, see "--Description of New Capital Securities--Information Concerning the Property Trustee."

  Termination of New Guarantee

  The New Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the New Capital Securities, upon full payment of the amounts payable with respect to the New Capital Securities upon liquidation of the Issuer Trust or upon distribution of New Junior Subordinated Debentures to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

  Governing Law

  The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF NEW EXPENSE AGREEMENT

  Pursuant to the New Expense Agreement, the Corporation will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of the New Trust Securities the amounts distributable to such holders pursuant to the terms of the New Trust Securities. The New Expense Agreement will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the New Guarantee and the New Junior Subordinated Debentures.

         RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE NEW JUNIOR SUBORDINATED DEBENTURES, THE NEW GUARANTEE AND THE NEW EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Securities--Description of New Guarantee." Taken together, the Corporation's obligations under the New Junior Subordinated Debentures, the New Junior Subordinated Indenture, the New Trust Agreement, the New Expense Agreement and the New Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the New Capital Securities. If and to the extent that the Corporation does not make payments on the New Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the New Capital Securities. The New Guarantee does not cover payment of amounts payable with respect to the New Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the New Capital Securities is to institute a Direct Action against the Corporation for enforcement of payment of the Corporation's obligations under New Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the New Capital Securities held by such holder.

  The obligations of the Corporation under the New Junior Subordinated Debentures, the New Guarantee and the New Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the New Capital Securities, primarily because (i) the aggregate principal amount of the New Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the New Capital Securities and New Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the New Capital Securities; (iii) the Corporation will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the New Trust Securities; and (iv) the New Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

  Notwithstanding anything to the contrary in the New Junior Subordinated Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder against and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the New Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF NEW CAPITAL SECURITIES

  A holder of any New Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of New Securities--Description of New Guarantee."

  A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default in respect of the New Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the New Junior Subordinated Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been

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

cured or waived. See "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination."

LIMITED PURPOSE OF ISSUER TRUST

  The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing the New Capital Securities and New Common Securities, holding the New Junior Subordinated Debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a New Capital Security and a holder of a New Junior Subordinated Debenture is that a holder of a New Junior Subordinated Debenture is entitled to receive from the Corporation payments on New Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the New Capital Securities from the Issuer Trust (or from the Corporation under the New Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, other than any such dissolution, winding-up or liquidation involving the distribution of the New Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the New Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as the holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the New Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the New Junior Subordinated Debentures before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the New Guarantee and has agreed under the New Expense Agreement to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the New Trust Securities), the positions of a holder of the New Capital Securities and a holder of such New Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                         DESCRIPTION OF OLD SECURITIES

  The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, if the Exchange Offer is not consummated within 35 days of the date hereof or, in certain limited circumstances, if a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to July 15, 1997, or under certain other circumstances, then interest will accrue (in addition to the stated interest rate on the New Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from such dates until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of New Capital Securities. This summary only addresses the tax consequences to a person that acquires New Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of New Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold New Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for United States federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold New Capital Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Corporation and the Issuer Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of New Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the New Junior Subordinated Debentures, which may in turn permit the Corporation to shorten the Stated Maturity of the New Junior Subordinated Debentures to a date not earlier than January 15, 2017 or to cause a redemption of the New Capital Securities prior to January 15, 2007. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of New Capital Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE NEW JUNIOR SUBORDINATED DEBENTURES AND THE ISSUER TRUST

  Under current law and assuming compliance with the terms of the New Trust Agreement, the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of New Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount ("OID"), paid or accrued with respect to the New Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." The New Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Corporation believes that the New Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the New Junior Subordinated Debentures in accordance with such Securityholder's method of tax accounting. Because the discount at which the Old Junior Subordinated Debentures were issued was less than 1/4 of 1 percent of the Old Junior Subordinated Debentures' and New Junior Subordinated Debentures' stated redemption price at maturity times the number of complete years to maturity of the Old Junior Subordinated Debentures and New Junior Subordinated Debentures, such discount will constitute de minimis OID and will not be required to be taken into account on a current basis. The following discussion assumes that unless and until the Corporation exercises its option to defer interest on the New Junior Subordinated Debentures, the New Junior Subordinated Debentures will not be treated as issued with OID other than de minimis OID.

  Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the New Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the New Junior Subordinated Debentures and de minimis OID would thereafter be treated as OID as long as the New Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the New Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the New Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the New Capital Securities.

  Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF NEW JUNIOR SUBORDINATED DEBENTURES TO SECURITYHOLDERS

  Under current law, a distribution by the Issuer Trust of the New Junior Subordinated Debentures as described under the caption "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Dissolution" will be non-taxable and will result in the Securityholder receiving directly his or her pro rata share of the New Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its New Capital Securities before such distribution. If, however, the liquidation of the Issuer Trust were to occur because the Issuer Trust is subject to United States federal income tax with respect to income accrued or received on the New Junior Subordinated Debentures, the distribution of New Junior Subordinated Debentures to Securityholders by the Issuer Trust would be a taxable event to the Issuer Trust and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its New Capital Securities for the New Junior Subordinated Debentures it received upon the liquidation of the Issuer Trust. A Securityholder will include interest in respect of New Junior Subordinated Debentures received from the Issuer Trust in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTIONS OF NEW CAPITAL SECURITIES

  A Securityholder that sells (including a redemption for cash) New Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the New Capital Securities and the amount realized on the sale of such New Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the New Junior Subordinated Debentures, a Securityholder's adjusted tax basis in the New

Capital Securities generally will be its initial purchase price. If the New Junior Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Securityholder's adjusted tax basis in the New Capital Securities generally will be its initial purchase price, increased by OID previously included in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the New Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the New Junior Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the New Capital Securities have been held for more than one year.

  Should the Corporation exercise its option to defer any payment of interest on the New Junior Subordinated Debentures, the New Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying New Junior Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its New Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the New Junior Subordinated Debentures to the date of disposition as OID, but may not receive the cash related thereto. However, such Securityholder will add such amount to its adjusted tax basis in the New Capital Securities. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  Although the matter is not free from doubt, an exchange of New Capital Securities for Old Capital Securities (as defined below) should not be taxable to beneficial owners of the Old Capital Securities.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid or accrued on the New Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of New Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the Securityholder establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

  It is anticipated that income on the New Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, the Budget Proposal was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. If this provision were to apply to the New Junior

Subordinated Debentures, the Corporation would be unable to deduct interest on the New Junior Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the New Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the New Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, if certain conditions are met, shorten the maturity of the New Junior Subordinated Debentures to a date not earlier than January 15, 2017 or to cause a redemption of the New Capital Securities before January 15, 2007, as described more fully in this Prospectus under "Description of New Securities-- Description of New Junior Subordinated Debentures--Redemption," "Description of New Securities--Description of New Capital Securities--Redemption" and "Description of New Securities--Description of New Junior Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event, Investment Company Event or Capital Treatment Event."

  It is unclear whether an exercise by the Corporation of its right to shorten the maturity of the New Junior Subordinated Debentures following a Tax Event would be a taxable event to Securityholders.

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

                         CERTAIN ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the New Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) or foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code; governmental plans may be subject to similar provisions under applicable state laws.

  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer Trust and no exceptions were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features, and specifically includes a beneficial interest in a trust.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the New Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the New Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such New Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. Furthermore, it is not anticipated that the New Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the New Common Securities will be purchased and initially held by the Corporation.

  Certain transactions involving the Issuer Trust and/or the New Capital Securities and the New Junior Subordinated Debentures could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the New Capital Securities were acquired with "plan assets" of such Plan and the assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of Bankers or other subsidiaries), extensions of credit between the Corporation and the Issuer Trust (as represented by the New Junior Subordinated Debentures and the New Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption, as discussed below. In addition, if the Corporation were considered to be a fiduciary with respect to the Issuer Trust as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), the optional redemption or acceleration of the New Junior Subordinated Debentures could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the New Capital Securities, will be deemed to have directed the Issuer Trust to invest in the New Junior Subordinated Debentures and to have appointed the Property Trustee.

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the New Capital Securities if assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

  Because the New Capital Securities may be deemed to be equity interests in the Issuer Trust for purposes of applying ERISA and Section 4975 of the Code, the New Capital Securities may not be purchased and should not be held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the New Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the New Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

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

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Issuer Trust has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Resales of New Capital Securities." The Issuer Trust will not receive any proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  This Prospectus may be used by BT Securities Corporation, a wholly owned subsidiary of the Corporation and an affiliate of the Issuer Trust, in connection with offers and sales related to market-making transactions in New Securities effected from time to time after the commencement of the Exchange Offer. BT Securities Corporation may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

  The Corporation may agree to indemnify BT Securities Corporation with respect to certain liabilities in connection with this Prospectus, including liabilities under the Securities Act.

  Because the National Association of Securities Dealers, Inc. (the "NASD") is expected to view the New Capital Securities as interests in a direct participation program, any offering of the New Capital Securities by any NASD member using this Prospectus will be made in compliance with Rule 2810 of the NASD's Conduct Rules. In addition, no NASD member may execute any transaction in New Capital Securities in a discretionary account without the prior written approval of the transaction by the customer.

                          VALIDITY OF NEW SECURITIES

  Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the New Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuer Trust. The validity of the New Guarantee and the New Junior Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell. Richards, Layton & Finger is also serving as counsel to Wilmington Trust Company, in its various capacities, in connection with the Exchange Offer and the issuance of the New Capital Securities. Richards, Layton & Finger performs other services for the Corporation and Wilmington Trust Company from time to time.

                                    EXPERTS

  The consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 1996, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article V of the By-Laws of Bankers Trust New York Corporation provides as follows:

  Section 5.01 The corporation shall, to the fullest extent permitted by
Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

  Section 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  Section 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply
(i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

  Section 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

  Section 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

  Section 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

  Section 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Section 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

  With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

  In addition, a Directors and Officer Liability and Corporation Reimbursement Policy is maintained covering the Corporation and its directors and officers for amounts, subject to policy limits, that the Corporation might be required to pay by way of indemnification to its directors or officers under its By-Laws or otherwise and for the protection of individual directors and officers from loss for which they might not be indemnified by the Corporation.

  Under the Amended and Restated Trust Agreement (Exhibit 4.5 to this Registration Statement), Bankers Trust New York Corporation will agree to indemnify each of the trustees of the Issuer Trust and any predecessor trustees, and to hold such trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

ITEM 21. EXHIBITS.

 EXHIBIT
 NUMBER                                      DESCRIPTION
 -------                                     -----------
  ***4.1 --Junior Subordinated Indenture, dated as of February 5, 1997, between Bankers
          Trust New York Corporation and Wilmington Trust Company, as Trustee.
  ***4.2 --Form of 7.90% Junior Subordinated Deferrable Interest Debenture, Series B1.
  ***4.3 --Certificate of Trust of BT Capital Trust B.
  ***4.4 --Trust Agreement of BT Capital Trust B.
  ***4.5 --Form of Amended and Restated Trust Agreement of BT Capital Trust B.
  ***4.6 --Form of New Capital Security Certificate for BT Capital Trust B (included as
          Exhibit E of Exhibit 4.5).
  ***4.7 --Form of New Guarantee Agreement.
  ***4.8 --Exchange and Registration Rights Agreement, dated as of January 16, 1997, among the Corporation, the Old Issuer Trust and the Initial Purchaser.
     5.1 --Opinion of Sullivan & Cromwell as to the legality of the New Junior Subordinated
          Debentures and the New Guarantee.
     5.2 --Opinion of Richards, Layton & Finger as to the legality of the New Capital
          Securities.
     8.1 --Opinion of Sullivan & Cromwell as to certain federal income tax matters.
 ***12.1 --Computation of Consolidated Ratios of Earnings to Fixed Charges.
 ***12.2 --Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and
          Preferred Stock Dividend Requirements.
    23.1 --Consent of Ernst & Young LLP.
    23.2 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
    23.3 --Consent of Richards, Layton & Finger (contained in the opinion filed as Exhibit
          5.2 to this Registration Statement).
    23.4 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 8.1 to this Registration Statement).
 ***24.1 --Powers of Attorney.
 ***25.1 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
          Wilmington Trust Company to act as trustee under the New Junior Subordinated
          Indenture.
 ***25.2 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
          Wilmington Trust Company to act as trustee under the Amended and Restated Trust
          Agreement of BT Capital Trust B.
 ***25.3 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
          Wilmington Trust Company to act as trustee under the New Guarantee.
 ***99.1 --Form of Letter of Transmittal and instructions thereto.
 ***99.2 --Form of Notice of Guaranteed Delivery.

--------
  *To be filed by amendment.
 **Incorporated by reference.
*** Previously filed.

ITEM 22. UNDERTAKINGS.

  Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 17TH DAY OF MARCH, 1997.

                                          Bankers Trust New York Corporation

                                                 /s/ Duncan P. Hennes
                                          By: _________________________________
                                              (DUNCAN P. HENNES) SENIOR VICE
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

              SIGNATURE                        TITLE                 DATE

          Frank N. Newman*             Chairman of the
-------------------------------------   Board, Chief            March 17, 1997
          (FRANK N. NEWMAN)             Executive Officer
                                        and Director
                                        (Principal
                                        Executive Officer)

         Richard H. Daniel*            Executive Vice
-------------------------------------   President and Chief     March 17, 1997
         (RICHARD H. DANIEL)            Financial Officer
                                        and Controller
                                        (Principal
                                        Financial Officer)

        Geoffrey M. Fletcher*          Senior Vice
-------------------------------------   President               March 17, 1997
       (GEOFFREY M. FLETCHER)           (Principal
                                        Accounting Officer)

         George B. Beitzel*            Director
-------------------------------------                           March 17, 1997
         (GEORGE B. BEITZEL)

        Philip A. Griffiths*           Director
-------------------------------------                           March 17, 1997
        (PHILIP A. GRIFFITHS)

         William R. Howell*            Director
-------------------------------------                           March 17, 1997
         (WILLIAM R. HOWELL)

          Jon M. Huntsman*             Director
-------------------------------------                           March 17, 1997
          (JON M. HUNTSMAN)

              SIGNATURE                         TITLE                DATE

       Vernon E. Jordan, Jr.*           Director
-------------------------------------                           March 17, 1997
       (VERNON E. JORDAN, JR.)

           Hamish Maxwell*              Director
-------------------------------------                           March 17, 1997
          (HAMISH MAXWELL)

         N.J. Nicholas Jr.*             Director
-------------------------------------                           March 17, 1997
         (N.J. NICHOLAS JR.)

         Russell E. Palmer*             Director
-------------------------------------                           March 17, 1997
         (RUSSELL E. PALMER)

         Donald L. Staheli*             Director
-------------------------------------                           March 17, 1997
         (DONALD L. STAHELI)

        Patricia C. Stewart*            Director
-------------------------------------                           March 17, 1997
        (PATRICIA C. STEWART)

                                        Director
-------------------------------------                           March 17, 1997
          (GEORGE J. VOJTA)

          Paul A. Volcker*              Director
-------------------------------------                           March 17, 1997
          (PAUL A. VOLCKER)

      /s/ Duncan P. Hennes
*By _________________________________
(DUNCAN P. HENNES, ATTORNEY-IN-FACT)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THE 17TH DAY OF MARCH, 1997.

                                          BT Capital Trust B

                                          By: Bankers Trust New York
                                           Corporation,
                                               as Depositor

                                                 /s/ Duncan P. Hennes
                                          By: _________________________________

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                      DESCRIPTION
 -------                                     -----------
  ***4.1 --Junior Subordinated Indenture, dated as of February 5, 1997, between Bankers
          Trust New York Corporation and Wilmington Trust Company, as Trustee.
  ***4.2 --Form of 7.90% Junior Subordinated Deferrable Interest Debenture, Series B1.
  ***4.3 --Certificate of Trust of BT Capital Trust B.
  ***4.4 --Trust Agreement of BT Capital Trust B.
  ***4.5 --Form of Amended and Restated Trust Agreement of BT Capital Trust B.
  ***4.6 --Form of New Capital Security Certificate for BT Capital Trust B (included as
          Exhibit E of Exhibit 4.5).
  ***4.7 --Form of New Guarantee Agreement.
  ***4.8 --Exchange and Registration Rights Agreement, dated as of January 16, 1997, among the Corporation, the Old Issuer Trust and the Initial Purchaser.
     5.1 --Opinion of Sullivan & Cromwell as to the legality of the New Junior Subordinated
          Debentures and the New Guarantee.
     5.2 --Opinion of Richards, Layton & Finger as to the legality of the New Capital
          Securities.
     8.1 --Opinion of Sullivan & Cromwell as to certain federal income tax matters.
 ***12.1 --Computation of Consolidated Ratios of Earnings to Fixed Charges.
 ***12.2 --Computation of Consolidated Ratios of Earnings to Combined Fixed Charges and
          Preferred Stock Dividend Requirements.
    23.1 --Consent of Ernst & Young LLP.
    23.2 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
    23.3 --Consent of Richards, Layton & Finger (contained in the opinion filed as Exhibit
          5.2 to this Registration Statement).
    23.4 --Consent of Sullivan & Cromwell (contained in the opinion filed as Exhibit 8.1 to this Registration Statement).
 ***24.1 --Powers of Attorney.
 ***25.1 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
          Wilmington Trust Company to act as trustee under the New Junior Subordinated
          Indenture.
 ***25.2 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
          Wilmington Trust Company to act as trustee under the Amended and Restated Trust
          Agreement of BT Capital Trust B.
 ***25.3 --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
          Wilmington Trust Company to act as trustee under the New Guarantee.
 ***99.1 --Form of Letter of Transmittal and instructions thereto.
 ***99.2 --Form of Notice of Guaranteed Delivery.

--------
  *To be filed by amendment.
 **Incorporated by reference.
*** Previously filed.